UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2016

XFIT BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55372	47-1858485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25731 Commercentre Drive, Lake Forest, CA	92630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 916-9680

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

1.	In May 2016 we issued an aggregate of 115,307 shares of our common stock to two individuals and a vendor for services.

2.	In June 2016 we issued 25,000 shares of our common stock to a vendor for services.

3.	Between May 2016 and September 16, 2016 we issued an aggregate of 3,125,000 shares of our common stock to Kodiak Capital Group, LLC pursuant to the terms and conditions of previously disclosed and filed equity purchase agreement dated December 17, 2014 with them for aggregate consideration of approximately $350,000 in cash. As a result, we have exhausted the registered shares available under the equity purchase agreement.

The foregoing issuances were exempt from registration under Section 4(a)(2) of the Securities Act of 1933 as amended and/or Rule 506 of Regulation D promulgated thereunder. No underwriting discounts or commissions were paid in connection with the foregoing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XFIT BRANDS, INC.

(Registrant)

Date: September 22, 2016	By:	/s/ David E. Vautrin
David E. Vautrin
Chief Executive Officer

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